SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March  5, 2009

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2009, David W. Martin, Jr. notified Cubist Pharmaceuticals, Inc.’s Board of Directors that he would be resigning from the Board of Directors as of Cubist’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”), which is scheduled to take place on June 4, 2009.  Dr. Martin is a Class I Director and his current term expires as of the 2009 Annual Meeting.  Dr. Martin has served as a director of Cubist since 1997.  As of his retirement, Dr. Martin will have served as a director of Cubist for four three-year terms.  Under Cubist’s Amended and Restated Corporate Governance Guidelines, Cubist’s directors are normally expected to serve for three terms, unless the Board of Directors approves additional terms.  In 2006, given Dr. Martin’s significant contributions to Cubist and its Board of Directors, including serving as Lead Director, his outstanding service as a director, and the then current size and composition of the Board of Directors, the Board of Directors approved an additional three-year term for Dr. Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and
Secretary

Dated:  March 10, 2009